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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: JUNE 19, 1997
                  DATE OF EARLIEST EVENT REPORTED: MAY 28, 1997


                               PRIMARK CORPORATION
             (Exact name of registrant as specified in its charter)


                                     1-8260
                            (Commission File Number)


          MICHIGAN                                      38-2383282
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


1000 WINTER STREET, SUITE 4300N, WALTHAM, MA             02154
  (Address of principal executive offices)             (Zip Code)


                                  617-466-6611
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

On May 28, 1997, the Board of Directors of the Company determined it desirable and in the best interests of the Company and its stockholders to extend the benefits afforded by the Rights Agreement (the "Prior Rights Agreement") adopted by the Company in 1988 and to implement such extension by executing a new Rights Agreement (the "Rights Agreement").

The Board of Directors authorized and declared a dividend distribution of one Right for each share of the Company's Common Stock outstanding upon the earlier of (i) the close of business on January 25, 1998 or (ii) the date on which the 1988 rights are redeemed (the "Record Date"). The Board of Directors also authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the Distribution Date as defined in the Rights Agreement. Each Right represents the right to purchase, if and when the Right becomes exercisable, one share of Common Stock of the Company at a price per share of $138.00. The description and terms of the Rights are set forth in a Rights Agreement between the Company and the Rights Agent, filed as
Exhibit 4.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS
Financial statements are not required and therefore have not been filed with this Form 8-K.

EXHIBITS
Exhibit
Number  DESCRIPTION
4.1 Rights Agreement dated May 29, 1997 between Primark Corporation and Bank Boston, N.A., as Rights Agent, which includes, as Exhibit A, the Rights Certificate and as Exhibit B, the Summary of Rights to Purchase Common Stock (Exhibit 4.1 to the Company's Form 8-A dated June 19, 1997 File No. 1-8260).



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PRIMARK CORPORATION

 Date:  June 19, 1997                       By:  /s/ STEPHEN H. CURRAN
                                            --------------------------
                                                 Stephen H. Curran
                                            Executive Vice President and
                                              Chief Financial Officer
                                            (Principal Financial Officer)